CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors' Inner Circle Fund III of our report dated November 28, 2017, relating to the financial statements and financial highlights, which appears in RWC Global Emerging Equity Fund's Annual Report on Form N-CSR for the period ended September 30, 2017. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
------------------------------
Philadelphia, Pennsylvania
January 26, 2018